Exhibit 99.1

January 25, 2007

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Corporate Public Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.com	(814) 231-4438, email: jlehtihet@c-cor.com

C-COR REPORTS FINANCIAL RESULTS FOR SECOND QUARTER

OF FISCAL YEAR 2007

State College, PA (January 25, 2007) – C-COR Incorporated (NASDAQ: CCBL) today reported its financial results for the second quarter of fiscal year 2007, ended December 29, 2006. Net sales for the second quarter were $80.1 million compared to $66.7 million in the same period last year. Bookings in the second quarter of fiscal year 2007 were $98.2 million for a book-to-bill ratio of 1.23.

The net income for the second quarter of fiscal year 2007 was $5.9 million, compared to a net loss of $15.7 million for the same period last year. The net income per share on a basic and diluted basis for the second quarter of fiscal year 2007 was $.12 compared to basic and diluted net loss per share of $.33 for the same period last year. C-COR’s results for the second quarter of fiscal year 2007 included $990,000 of stock compensation expense, $829,000 of amortization related to intangible assets, and $461,000 of restructuring charges. These items, which equate to $.04 on a diluted per share basis, are included in results reported under generally accepted accounting principles (GAAP), but are typically excluded from the analysts’ estimates comprising the First Call consensus number. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.

C-COR anticipates that net sales for the third quarter of fiscal year 2007, ending March 30, 2007, will be between $75.0 and $80.0 million with net earnings per share of between $.08 and $.12. These projections include $829,000 of amortization related to intangible assets, $750,000 of stock compensation expense, and approximately $350,000 of restructuring charges. These items, which are projected to equate to $.04 per diluted share, are typically excluded from the First Call analysts’ projections. C-COR is breaking out these numbers to improve comparability of the projected GAAP results and the non-GAAP First Call number.

C-COR’s management will discuss C-COR’s financial results on a conference call at 9:45 AM (ET) on Thursday, January 25, 2007. For information on how to access the conference call, refer to C-COR’s news release dated January 11, 2007 (posted on the C-COR web site, www.c-cor.com), or contact Investor Relations at 814-231-4402 or 814-231-4438.

About C-COR

C-COR technology and know-how are at the heart of today’s personalized, multi-screen communications and entertainment. With customers that include the largest cable operators in the world and other private and public network operators, C-COR’s product and service portfolio includes broadband access equipment to extend bandwidth capacity; On Demand systems for VOD and advertising; back-office operational support systems for bandwidth and resource management; and a corps of technical professionals providing a variety of outsourced field services. C-COR’s common stock is listed on the NASDAQ Global Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.com.

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, the Company’s ability to implement its restructuring and cost reduction measures, and the Company’s ability to complete and integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Thirteen Weeks Ended
	December 29, 2006	December 23, 2005
Net sales	$80,134	$66,668

Cost of sales (1)	48,473	44,022
Excess and obsolete inventory charge	0	1,622

Total cost of sales	48,473	45,644

Gross margin	31,661	21,024

Operating expenses (1)
Selling and administrative	15,896	18,160
Research and product development	8,308	9,972
Amortization of intangibles	829	1,278
Impairment charges	0	5,330
Restructuring costs	461	1,367

Total operating expenses	25,494	36,107

Income (loss) from operations	6,167	(15,083)

Interest expense	(365)	(329)
Investment income	800	317
Foreign exchange gain (loss)	114	(113)
Other income, net	14	235

Income (loss) before income taxes	6,730	(14,973)

Income tax expense	867	738

Net income (loss)	$5,863	$(15,711)

Net income (loss) per share:
Basic	$0.12	$(0.33)
Diluted	$0.12	$(0.33)

Weighted average common shares and common share equivalents
Basic	48,248	47,867
Diluted	52,031	47,867

(1) Stock-based compensation is included as follows:
Cost of sales	$98	$80
Selling and administrative	785	910
Research and product development	107	154

Total stock-based compensation	$990	$1,144

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Twenty-six Weeks Ended
	December 29, 2006	December 23, 2005
Net sales	$149,720	$130,162

Cost of sales (1)	92,204	85,887
Excess and obsolete inventory charge	0	7,736

Total cost of sales	92,204	93,623

Gross margin	57,516	36,539

Operating expenses (1)
Selling and administrative	31,147	35,343
Research and product development	15,508	20,572
Amortization of intangibles	1,658	2,794
Impairment charges	0	5,330
Loss on sale of product line	245	0
Restructuring costs	861	1,750

Total operating expenses	49,419	65,789

Income (loss) from operations	8,097	(29,250)

Interest expense	(725)	(649)
Investment income	1,495	623
Foreign exchange gain (loss)	144	(247)
Other income, net	85	302

Income (loss) before income taxes	9,096	(29,221)

Income tax expense	1,650	1,318

Net income (loss)	$7,446	$(30,539)

Net income (loss) per share:
Basic	$0.15	$(0.64)
Diluted	$0.15	$(0.64)

Weighted average common shares and common share equivalents
Basic	48,148	47,836
Diluted	48,861	47,836

(1) Stock-based compensation is included as follows:
Cost of sales	$250	$204
Selling and administrative	1,549	1,785
Research and product development	247	368

Total stock-based compensation	$2,046	$2,357

C-COR Incorporated

Consolidated Balance Sheets

(in thousands of dollars)

	December 29, 2006	June 30, 2006
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$64,331	$53,279
Restricted cash	4,063	1,409
Marketable securities	10,244	7,649
Accounts receivable, net	54,892	49,188
Unbilled receivables	2,944	3,308
Inventories	33,696	25,437
Deferred costs	6,814	4,555
Assets held for sale	0	303
Other current assets	3,651	4,239

Total current assets	180,635	149,367

Property, plant and equipment, net	19,943	20,074
Goodwill	131,148	131,209
Other intangible assets, net	3,477	5,135
Deferred taxes	424	497
Other long-term assets	5,077	6,847

Total	$340,704	$313,129

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$30,106	$25,796
Accrued liabilities	29,875	26,423
Deferred revenue	26,603	19,674
Deferred taxes	999	374
Liabilities held for sale	0	415
Current portion of long-term debt	382	299

Total current liabilities	87,965	72,981

Long-term debt, less current portion	36,160	35,966
Deferred revenue	1,778	2,705
Deferred taxes	2,803	2,986
Other long-term liabilities	4,645	3,624
Shareholders’ equity	207,353	194,867

Total	$340,704	$313,129

C-COR Incorporated

Financial Data Table

(Unaudited, in thousands except percentages)

	Business Segment				Consolidated
	Broadband Systems Solutions		Total	Network Services
	Access	Solutions		Services
Business Segment:
Product Category:

Thirteen Weeks ended December 29, 2006:
Bookings (1)	$61,457	$24,180	$85,637	$12,525	$98,162
Net sales	51,916	15,871	67,787	12,347	80,134
Gross margin	20,831	9,963	30,794	867	31,661
Gross margin percentage	40.1%	62.8%	45.4%	7.0%	39.5%

Backlog at December 29, 2006 (1):
Less than 12 months	34,525	43,702	78,227	23,563	101,790
Greater than 12 months	—	15,504	15,504	—	15,504

Total Backlog	34,525	59,206	93,731	23,563	117,294

Thirteen Weeks ended December 23, 2005:
Bookings (1)	$34,805	$13,619	$48,424	$23,795	$72,219
Net sales	36,404	17,617	54,021	12,647	66,668
Gross margin	11,063	8,173	19,236	1,788	21,024
Gross margin percentage	30.4%	46.4%	35.6%	14.1%	31.5%

Backlog at December 23, 2005 (1):
Less than 12 months (2)	21,724	41,765	63,489	29,792	93,281

Twenty-six Weeks ended December 29, 2006:
Bookings (1)	$104,810	$41,204	$146,014	$24,299	$170,313
Net sales	97,953	28,615	126,568	23,152	149,720
Gross margin	37,667	18,089	55,756	1,760	57,516
Gross margin percentage	38.5%	63.2%	44.1%	7.6%	38.4%

Backlog at December 29, 2006 (1)
Less than 12 months	34,525	43,702	78,227	23,563	101,790
Greater than 12 months	—	15,504	15,504	—	15,504

Total Backlog	34,525	59,206	93,731	23,563	117,294

Twenty-six Weeks ended December 23, 2005:
Bookings (1)	$70,329	$29,741	$100,070	$45,367	$145,437
Net sales	77,187	28,272	105,459	24,703	130,162
Gross margin	19,083	14,343	33,426	3,113	36,539
Gross margin percentage	24.7%	50.7%	31.7%	12.6%	28.1%

Backlog at December 23, 2005 (1)
Less than 12 months (2)	21,724	41,765	63,489	29,792	93,281

(1)	Amounts derived from our internal operating records.
(2)	Our backlog as of December 23, 2005 represented our estimate of backlog that was expected to be realized over a 12-month period and did not reflect total contract backlog.

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